UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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OPTION CARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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485 HALF DAY ROAD

SUITE 300

BUFFALO GROVE, ILLINOIS  60089

Dear Stockholder:

By now you should have received our Proxy Statement and Proxy Card relating to our 2005 Annual Meeting of Stockholders to be held on Monday, May 9, 2005.  We are writing to correct an error in the Security Ownership of Certain Beneficial Owners and Management Table that appears on page 9 of the Proxy Statement, an error that appears in the Summary Compensation Table that appears on page 12 of the Proxy Statement, and an error in the description of the Chief Executive Officer Employment Agreement of Mr. Rajat Rai, our Chief Executive Officer, that appears on page 14 of the Proxy Statement.  The corrections are made on the attached addendum.

We apologize for these errors and thank you for your understanding.  Your vote is important to us.  Please review the Proxy Statement previously provided to you together with this letter and return the Proxy Card or follow the Internet or telephone voting instructions on the Proxy Card to ensure that your shares are represented at our 2005 Annual Meeting.

Sincerely,

/s/ RAJAT RAI

Rajat Rai
Chief Executive Officer

April 27, 2005

Addendum

The correct percentage of outstanding Common Stock beneficially owned by all directors and executive officers as a group (8 persons) is 33.2%.

A corrected Summary Compensation Table is set forth below:

Summary Compensation Table

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs(#)(2)	LTIP Pay- outs	All Other Compensation ($)(3)

Rajat Rai	2004	353,750	56,667	9,000	—	—	—	6,500
Chief Executive Officer	2003	324,327	—	9,000	—	—	—	6,000
	2002	286,763	—	9,000	—	101,250	—	6,000

Joseph P. Bonaccorsi	2004	235,000	16,667	6,000	—	37,500	—	6,500
Senior Vice President, General	2003	199,640	—	6,000	—	56,250	—	6,000
Counsel and Secretary	2002	166,474	10,000	5,688	—	93,750	—	5,075

Paul Mastrapa	2004	238,750	16,667	6,000	—	—	—	6,500
Senior Vice President and	2003	221,410	—	6,000	—	150,000	—	6,000
Chief Financial Officer	2002	160,417	25,000	5,500	—	187,500	—	679

Richard M. Smith	2004	320,000	16,667	6,000	—	—	—	—
President and Chief Operating	2003	193,269	18,462	3,864	—	450,000	—	—
Officer	2002	—	—	—	—	—	—	—

(1)                                  Amounts represent automobile allowance for each named executive officer.

(2)                                  Share amounts have been adjusted to reflect the 3-for-2 stock split effective March 31, 2005 for shareholders of record as of March 17, 2005.

(3)                                  Amounts represent matching contributions under the Company’s 401(k) plan.

The description of Mr. Rai’s Chief Executive Officer Employment Agreement on page 14 should read as follows:

Mr. Rai signed a two-year Chief Executive Officer Employment Agreement with the Company on May 11, 2004.  The term of the agreement automatically renews for successive one year terms beginning on May 11, 2006, unless either the Company or Mr. Rai gives the other written notice at least forty-five days before the renewal date of its desire not to renew the agreement.  Mr. Rai’s employment agreement entitles him to receive twenty-four months’ severance if his employment is terminated by the Company without cause or by Mr. Rai for good reason, including a change in control of the Company.